UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 12, 2010


                                BLUE SPHERE CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                     333-147716                98-0550257
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

     409 - 4th Floor, Tsui King House, Choi Lung Estate, Kowloon, Hong Kong
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code (702) 533-3083

                                  Jin Jie Corp.
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17 CFR 240.13e -4(c))
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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Blue Sphere Corp. ("we", "us", "our", "Blue Sphere" or the "Company") entered into a termination agreement dated February 12, 2010 with Shlomo Palas, Samuel Keshet, Eliezer Weinberg, Green Biofuels Holdings Ltd. ("GBH"), Cally Ka Lai Lai and Wei Xiang Zeng. Pursuant to the terms of the termination agreement the parties agreed to terminate the letter agreement among the parties dated January 13, 2010 (the "Letter Agreement"), regarding, among other things, the transfer and sale by GBH of all of the interest and rights to the assets and business of the GBH Carbon Credit Project, including know-how, trademarks, patents, agreements and all other assets to Blue Sphere. The Letter Agreement was terminated by mutual consent of the parties and the parties exchanged mutual releases with respect to any further obligations under the Letter Agreement.

ITEM 5.03 AMENDMENTS TO ARTICLES OF  INCORPORATION  OR BYLAWS;  CHANGE IN FISCAL
          YEAR

Effective February 17, 2010, we completed a merger with our subsidiary, Blue Sphere Corp., a Nevada corporation which was incorporated solely to effect a change in our name. As a result, we have changed our name from "Jin Jie Corp." to "Blue Sphere Corp." The name change was adopted in connection with the Company's decision to change its business focus during the most recently completed fiscal quarter to that of generating revenue from emission reduction through sales of carbon credits, sales of material and byproducts for energy generation, government and other subsidies relating to emission reduction.

In addition, effective February 17, 2010 we effected a 35 for one forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has increased from 50,000,000 shares of common stock at $0.001 par value to 1,750,000,000 shares of common stock at $0.001 par value. Following the effectiveness of the forward split our issued and outstanding has increased from 1,900,000 shares of common stock to 66,500,000 shares of common stock.

ITEM 7.01 REGULATION FD DISCLOSURE

The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on February 18, 2010 under the new stock symbol "BLSP". Our new CUSIP number is 09605C 103.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

 3.1*     Articles of Merger dated February 11, 2010
 3.2*     Certificate of Change dated February 11, 2010
10.1* Termination Agreement dated February 12, 2010 among Blue Sphere Corp., Shlomo Palas, Samuel Keshet, Eliezer Weinberg, Green Biofuels Holdings Ltd. ("GBH"), Cally Ka Lai Lai and Wei Xiang Zeng

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* Filed Herewith

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE SPHERE CORP.


Per: /s Cally Ka Lai Lai
   --------------------------------
   Cally Ka Lai Lai
   President

Date: February 19, 2010


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